Exhibit 99.1
Performant Financial Corporation Announces Financial Results for Fourth Quarter and Full Year 2021; Simeon Kohl Promoted to President of Performant Financial

Livermore, Calif., March 15, 2022 - Performant Financial Corporation (Nasdaq: PFMT), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its fourth quarter and full year ended December 31, 2021:

Fourth Quarter Financial Highlights

•Total revenues of $31.6 million, compared to $40.0 million in the prior year period, a decrease of 21%
•Healthcare revenues of $25.6 million, compared to $18.9 million in the prior year period, an increase of 35%
•Net loss of $2.6 million or $(0.04) per diluted share, was lower when compared to net income of $3.7 million, or $0.07 per diluted share, in the prior year period
•Adjusted EBITDA of $5.0 million, declined slightly when compared to $5.2 million in the prior year period
•Adjusted net loss of $35 thousand, or $(0.00) per diluted share, compared to adjusted net income of $4.5 million or $0.08 per diluted share, in the prior year period

Full Year 2021 Financial Highlights

•Total revenues of $124.4 million, compared to $155.9 million in the prior year period, a decrease of 20%
•Healthcare revenues of $77.5 million, compared to $68.5 million in the prior year period, an increase of 13%
•Net loss of $10.3 million, or $(0.17) per diluted share, compared to net loss of $14.0 million, or $(0.26) per diluted share in the prior year period
•Adjusted EBITDA of $11.9 million, compared to $20.5 million in the prior year period
•Adjusted net loss of $3.1 million, or $(0.05) per diluted share, compared to adjusted net loss of $8.5 million, or $0.16 per diluted share, in the prior year period

Fourth Quarter 2021 Results

Healthcare revenues in the fourth quarter were $25.6 million, up from $18.9 million in the prior year period. Recovery revenues in the fourth quarter were $2.3 million, compared to revenues of $17.5 million in the prior year period, consistent with management expectations year over year. Revenues from Customer Care / Outsourced Services in the fourth quarter were $3.7 million, in line with the $3.7 million reported in the prior year period.

Net loss for the fourth quarter of 2021 was $2.6 million, or $(0.04) per share on a fully diluted basis, compared to net income of $3.7 million or $0.07 per share on a fully diluted basis in the prior year period. Adjusted EBITDA for the fourth quarter of 2021 was $5.0 million as compared to $5.2 million in the prior year period. Adjusted net loss for the fourth quarter of 2021 was $35 thousand or $(0.00) per share on a fully diluted basis. This compares to adjusted net income of $4.5 million, or $0.08 per fully diluted share in the prior year period.

Full Year 2021 Results

Revenues for the full year ended December 31, 2021 were $124.4 million, compared to revenues of $155.9 million in 2020. Healthcare revenues were $77.5 million in 2021 compared to $68.5 million in the prior year. For the full year 2021, recovery revenues were $33.4 million, compared to $73.4 million in the prior year. Revenues from Customer Care / Outsourced Services were $13.5 million in 2021, a decrease of $0.5 million compared to $14.0 million in the prior year.

Net loss for the full year was $10.3 million, or $(0.17) per share on a fully diluted basis, compared to net loss of $14.0 million or $(0.26) per share on a fully diluted basis in 2020. Adjusted EBITDA for 2021 was $11.9 million as compared to $20.5 million in 2020.   Adjusted net loss for 2021 was $3.1 million, or $(0.05) per fully diluted share. This compares to adjusted net income of $8.5 million or $0.16 per fully diluted share in 2020.

As of December 31, 2021, the Company had cash, cash equivalents and restricted cash of approximately $19.6 million.

Business Commentary

The Company announced that effective March 10th, Simeon Kohl has been named President of Performant. As President, Kohl will remain based in Sunrise, FL and will be responsible for the successful execution of Performant's growth strategy, client satisfaction and service delivery, as well as the Company's continued transformation to a healthcare pure play company.

“It gives me great pleasure to officially announce that Simeon Kohl is being promoted to President of Performant Financial. Over the past 10 years, Sim has worked tirelessly to build and mature our healthcare business. His promotion to President is a natural progression in our transformation to a healthcare pure play company and a direct reflection of his successful leadership and execution of our growth strategy,” commented Lisa Im, CEO of Performant.

“As President, I’m looking forward to continuing to work with my amazing team to further build out and grow Performant’s presence in the healthcare payment integrity space. Our fourth quarter is typically our seasonally strongest, and this year was no different, as our results in the fourth quarter punctuated a strong end to an expansive, but somewhat tumultuous year, as the nation’s healthcare system addressed the impacts of both Delta and Omicron variant waves,” commented Simeon Kohl, President of Performant.

“We continue to win the business of new healthcare payers, while also expanding our portfolio of work with our existing clients. These successes span our diversified products, such as TPL Reclamation, Clinical Audit, and Data Mining. We are a relatively small, but exceptionally nimble company competing against considerably larger competitors, and we’re winning,” continued Kohl.

“As we look ahead to 2022, we are excited at the trajectory from the implementations we have completed and the conversions we continue to achieve from our sales pipeline. We remain cautiously optimistic on a thawing of the COVID-related impacts on our operations as we look forward to 2022,” added Rohit Ramchandani, Senior Vice President of Finance and Strategy at Performant. “As such, we are introducing full year 2022 healthcare revenue guidance in the range of $90 - $94 million, with EBITDA in the range of $2 to $4 million, with an expectation of EBITDA in the first half of 2022 being negative, followed by stronger margins in Q3 and Q4, due to the anticipated quarterly trending of our revenues, as well as the continued investments into new customer contracts. This is a reflection of our ability to continue tackling available opportunities to drive growth in our platform.”

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Earnings Conference Call

The Company will hold a conference call to discuss its fourth quarter and full year 2021 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 877-705-6003 (domestic) or 201-493-6725 (international).

A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13727690. The telephonic replay will be available approximately three hours after the call, through March 22, 2022.

About Performant Financial Corporation

Performant provides technology-enabled audit, recovery, and analytics services in the United States with a focus in the healthcare payment integrity industry. Performant works with healthcare payers through claims auditing and eligibility-based (also known as coordination-of-benefits) services to identify improper payments. The Company engages clients in both government and commercial markets. The Company also has a call center which serves clients with complex consumer engagement needs. Clients of the Company typically operate in complex and highly regulated environments and contract for their payment integrity needs in order to reduce losses on improper healthcare payments.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's outlook for revenues, net income (loss), and adjusted EBITDA in 2022 and beyond. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the material adverse impact of the COVID-19 pandemic on the Company's business, results of operations and financial condition as well as on the business operations and financial performance of many of its customers, that the Company may not have sufficient cash flows from operations to fund ongoing operations and other liquidity needs, that the Company’s indebtedness could adversely affect its business and financial condition and could reduce the funds available for other purposes and the failure to comply with covenants contained in its credit agreement could result in an event of default that could adversely affect its results of operations, that the Company faces a long period to implement a new contract which may result in the incurring of expenses before the receipt of revenues from new client relationships, the high level of revenue concentration among the Company's largest customers and any termination in the Company’s relationship with any of its significant clients would result in a material decline in revenues, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes and may be changed or terminated unilaterally and on short notice, that the Company may not be able to manage its potential growth effectively, that the Company faces significant competition in all of its markets, that limitations on the scope of the Company's audit activity under its claims audit contracts may reduce revenue opportunities, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2020 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

Assets	December 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$17,347	$16,043
Restricted cash	2,203	2,253
Trade accounts receivable, net of allowance for doubtful accounts of $0 and $49, respectively	20,808	23,216
Contract assets	8,113	4,466
Prepaid expenses and other current assets	3,077	3,784
Income tax receivable	3,159	4,758
Total current assets	54,707	54,520
Property, equipment, and leasehold improvements, net	15,708	17,497
Identifiable intangible assets, net	—	689
Goodwill	47,372	47,372
Right-of-use assets	3,235	5,043
Other assets	963	1,106
Total assets	$121,985	$126,227
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable, net of unamortized debt issuance costs of $11 and $906, respectively	$489	$59,957
Accrued salaries and benefits	8,476	8,799
Accounts payable	1,124	407
Other current liabilities	3,732	3,841
Contract liabilities	634	867
Estimated liability for appeals and disputes	1,190	1,014
Lease liabilities	1,862	2,327
Total current liabilities	17,507	77,212
Notes payable, net of current portion and unamortized debt issuance costs of $416 and $0, respectively	19,084	—
Lease liabilities	1,803	3,442
Other liabilities	1,168	3,593
Total liabilities	39,562	84,247
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at December 31, 2021 and 2020, respectively; issued and outstanding, 69,281 and 54,764 shares at December 31, 2021 and 2020, respectively	7	5
Additional paid-in capital	133,662	82,933
Accumulated deficit	(51,246)	(40,958)
Total stockholders’ equity	82,423	41,980
Total liabilities and stockholders’ equity	$121,985	$126,227

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues	$31,579	$40,036	$124,393	$155,937
Operating expenses:
Salaries and benefits	20,369	26,161	87,440	100,654
Other operating expenses	8,373	10,173	38,269	42,248
Impairment of goodwill	—	—	—	27,000
Total operating expenses	28,742	36,334	125,709	169,902
Income (loss) from operations	2,837	3,702	(1,316)	(13,965)
(Loss) gain on sale of certain recovery contracts	(25)	—	2,403	—
Interest expense	(5,447)	(1,400)	(11,313)	(7,227)
Interest income	—	3	—	21
Income (loss) before benefit from income taxes	(2,635)	2,305	(10,226)	(21,171)
Provision for (benefit from) income taxes	1	1,415	62	(7,182)
Net income (loss)	$(2,636)	$3,720	$(10,288)	$(13,989)
Net income (loss) per share
Basic	$(0.04)	$0.07	$(0.17)	$(0.26)
Diluted	$(0.04)	$0.07	$(0.17)	$(0.26)
Weighted average shares
Basic	69,210	54,754	60,461	54,414
Diluted	69,210	56,206	60,461	54,414

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Twelve Months Ended
	December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(10,288)	$(13,989)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Impairment of long-lived assets	722	88
Impairment of goodwill	—	27,000
Depreciation and amortization	5,188	5,216
Right-of-use assets amortization	1,808	1,791
Stock-based compensation	2,640	2,610
Interest expense from debt issuance costs	3,586	1,525
Earnout mark-to-market	—	(398)
Loss on debt extinguishment	3,371	—
Gain on sale of certain recovery contracts	(2,403)	—
Changes in operating assets and liabilities:
Trade accounts receivable	1,665	3,954
Contract assets	(3,647)	(3,127)
Prepaid expenses and other current assets	707	(455)
Income tax receivable	1,599	(4,594)
Other assets	127	(135)
Accrued salaries and benefits	(323)	2,673
Accounts payable	717	(2,125)
Contract liabilities and other current liabilities	(292)	1,061
Estimated liability for appeals and disputes	176	(4)
Lease liabilities	(2,104)	(1,990)
Other liabilities	(2,333)	1,708
Net cash provided by operating activities	916	20,809
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(3,416)	(3,792)
Proceeds from sale of certain recovery contracts	3,146	—
Net cash used in investing activities	(270)	(3,792)
Cash flows from financing activities:
Repayment of notes payable	(60,863)	(3,450)
Debt issuance costs paid	(581)	—
Taxes paid related to net share settlement of stock awards	(633)	(266)
Proceeds from exercise of stock options	41	—
Borrowings from notes payable	20,000	—
Proceeds from public offering, net of costs	42,644	—
Net cash provided by (used in) financing activities	608	(3,716)
Net increase in cash, cash equivalents and restricted cash	1,254	13,301
Cash, cash equivalents and restricted cash at beginning of year	18,296	4,995
Cash, cash equivalents and restricted cash at end of year	$19,550	$18,296

Reconciliation of the consolidated statements of cash flows to the consolidated balance sheets:
Cash and cash equivalents	$17,347	$16,043
Restricted cash	$2,203	$2,253
Total cash, cash equivalents and restricted cash at end of period	$19,550	$18,296
Non-cash financing activities:
Recognition of earnout shares issued	$801	$—
Recognition of warrants issued in debt financing	$5,237	$—
Supplemental disclosures of cash flow information:
Cash received for income taxes	$(589)	$(2,257)
Cash paid for interest	$4,310	$5,702

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Adjusted EBITDA:
Net income (loss)	$(2,636)	$3,720	$(10,288)	$(13,989)
Provision for (benefit from) income taxes	1	(1,415)	62	(7,182)
Interest expense(1)	5,447	1,400	11,313	7,227
Interest income	—	(3)	—	(21)
Stock based compensation	677	613	2,640	2,610
Depreciation and amortization	1,305	1,144	5,188	5,216
Impairment of goodwill (4)	—	—	—	27,000
Impairment of long-lived assets	—	—	636	—
Earnout mark-to-market (5)	—	(235)	—	(397)
Severance expenses (6)	284	—	2,160	—
Non-core operating expenses (7)	(95)	—	2,588	—
Gain on sale of certain recovery contracts (8)	25	—	(2,403)	—
Adjusted EBITDA	$5,008	$5,224	$11,896	$20,464

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Adjusted Net Income (Loss):
Net income (loss)	$(2,636)	$3,720	$(10,288)	$(13,989)
Stock based compensation	677	613	2,640	2,610
Amortization of intangibles assets (2)	16	63	705	239
Amortization of debt issuance costs (3)	1,133	141	3,586	1,525
Impairment of goodwill (4)	—	—	—	27,000
Impairment of long-lived assets	—	—	636	—
Earnout mark-to-market (5)	—	(235)	—	(397)
Severance expenses (6)	284	—	2,160	—
Non-core operating expenses (7)	(95)	—	2,588	—
Gain on sale of certain recovery contracts (8)	25	—	(2,403)	—
Tax adjustments (9)	561	160	(2,726)	(8,519)
Adjusted net income (loss)	$(35)	$4,462	$(3,102)	$8,469

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Adjusted Earnings Per Diluted Share:
Net income (loss)	$(2,636)	$3,720	$(10,288)	$(13,989)
Plus: Adjusted items per reconciliation of adjusted net income	2,601	742	7,186	22,458
Adjusted net income (loss)	$(35)	$4,462	$(3,102)	$8,469
Adjusted earnings per diluted share	$—	$0.08	$(0.05)	$0.16
Diluted average shares outstanding (10)	69,210	56,206	60,461	54,458

We are providing the following preliminary estimates of our financial results for the year ending December 31, 2022:

	Twelve months ended December 31,
	2021 Actual	2022 Estimate
Adjusted EBITDA:
Net loss	$(10,288)	$ (5,500) to (7,500)
Provision for (benefit from) income taxes	62	(350) to 750
Interest expense(1)	11,313	1,000 to 1,500
Stock based compensation	2,640	2,000 to 3,000
Depreciation and amortization	5,188	4,750 to 5,750
Impairment of long-lived assets	636	—
Severance expenses (6)	2,160	100 to 500
Non-core operating expenses (7)	2,588	—
Gain on sale of certain recovery contracts (8)	(2,403)	—
Adjusted EBITDA	$11,896	$ 2,000 to 4,000
(1)Represents interest expense and amortization of debt issuance costs related to our Credit Agreement.
(2)Represents amortization of intangibles related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004.
(3)Represents amortization of debt issuance costs related to our Credit Agreement.
(4)Represents a non-cash goodwill impairment charge in 2020 mainly due to the decrease of our market capitalization in the first half of 2020.
(5)Represents the change from prior reporting periods in the fair value of the potential earnout consideration payable to ECMC group in connection with the Premiere acquisition.
(6)Represents severance expenses incurred in connection with a reduction in force for our non-healthcare recovery services.
(7)Represents professional fees related to strategic corporate development activities.
(8)Represents gain on the sale of certain non-healthcare recovery contracts in 2021.
(9)Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.
(10)While net loss for the year ended December 31, 2020 was $13,989, the computation of adjusted net income (loss) results in adjusted net income of $8,469. Therefore, the calculation of the adjusted earnings per diluted share for the year ended December 31, 2020 includes dilutive common share equivalents of 44 added to the basic weighted average shares of 54,414. Similarly, the calculation of the adjusted earnings per diluted share for the three months ended December 31, 2020 includes dilutive common share equivalents of 1,452 added to the basic weighted average shares of 54,754.

We are providing the following historical breakdown of the quarterly and annual revenue contributions under the new contribution breakdowns of the Company's healthcare revenue results for the years ended December 31, 2021, 2020, and 2019:

	For the Three Months Ended				For the Year Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
	(in thousands)
Eligibility-based	$7,911	$11,577	$12,727	$16,061	$48,276
Claims-based	5,375	7,025	7,280	9,498	29,178
Healthcare Total	13,286	18,602	20,007	25,559	77,454
Recovery	14,491	11,091	5,490	2,333	33,405
Customer Care / Outsourced Services	3,613	3,149	3,085	3,687	13,534
Total	$31,390	$32,842	$28,582	$31,579	$124,393

	For the Three Months Ended				For the Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
	(in thousands)
Eligibility-based	$10,949	$11,292	$13,480	$14,126	$49,847
Claims-based	6,575	3,301	4,086	4,739	18,701
Healthcare Total	17,524	14,593	17,566	18,865	68,548
Recovery	24,265	16,167	15,443	17,521	73,396
Customer Care / Outsourced Services	4,099	3,025	3,219	3,650	13,993
Total	$45,888	$33,785	$36,228	$40,036	$155,937

	For the Three Months Ended				For the Year Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
	(in thousands)
Eligibility-based	$7,742	$7,042	$8,005	$9,987	$32,776
Claims-based	1,278	2,221	2,752	4,301	10,552
Healthcare Total	9,020	9,263	10,757	14,288	43,328
Recovery	21,375	22,107	20,936	25,208	89,626
Customer Care / Outsourced Services	4,481	4,460	4,210	4,327	17,478
Total	$34,876	$35,830	$35,903	$43,823	$150,432